Exhibit 10 (V)

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2006, is by and among Greif, Inc., a Delaware corporation (“Company”), Greif Spain Holdings, S.L., sociedad unipersonal, a private limited liability company organized under the laws of Spain (“European Holdco”), the financial institutions signatory hereto in their capacity as Lenders (as defined below) under the Credit Agreement (as defined below) and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (“Administrative Agent”), with Deutsche Bank Securities Inc., as Lead Arranger for the Revolver Increase referenced herein.

W I T N E S S E T H :

WHEREAS, Company, European Holdco, certain subsidiaries of Company (together with Company and European Holdco, “Borrowers”), certain financial institutions (the “Lenders”) and Administrative Agent are parties to that certain Credit Agreement dated as of March 2, 2005 (as amended by that certain First Amendment to Credit Agreement dated as of October 16, 2006, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided to Borrowers credit facilities and other financial accommodations; and

WHEREAS, Borrowers desire to increase the Total Multicurrency Revolving Commitment by $100,000,000 pursuant to Section 2.9 of the Credit Agreement (the “Revolver Increase”); and

WHEREAS, Borrowers have requested that Administrative Agent and the Lenders amend the Credit Agreement to effect such increase and the Lenders and Administrative Agent are agreeable to the same, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is, as of the Second Amendment Effective Date, hereby amended as follows:

Revolver Increase.

(1) Certain Lenders (each, an “Increasing Lender”) agree to increase their respective Multicurrency Revolving Commitments on the Second Amendment Effective Date. Pursuant to Section 2.9 of the Credit Agreement, the amount set forth opposite each Lender’s name in the column headed “Multicurrency Revolving Commitment” on Schedule 1.1(a) of the Credit Agreement is deemed amended and replaced with the amount set forth opposite such Lender’s name in the column headed “Multicurrency Revolving Commitment” on the Schedule 1.1(a) attached hereto, which schedule reflects the new Multicurrency Revolving Commitments after giving effect to this clause. The Lenders hereby waive the notice requirements set forth in Section 2.9(a) of the Credit Agreement.

(2) On the Second Amendment Effective Date, the Borrowers shall be deemed to have prepaid and reborrowed all outstanding Multicurrency Revolving Loans and Swing Line Loans as of such date (with such borrowings to consist of Loans of the Types and with the Interest Periods (if applicable) specified in a notice delivered by the relevant Borrower(s) in accordance with the provisions of Section 2.5 of the Credit Agreement. The relevant Borrowers (or Company on behalf of such Borrowers) shall pay to the relevant Lenders the amounts, if any, payable under Section 3.5 of the Credit Agreement as a result of such prepayment.

(3) On the Second Amendment Effective Date, each of the Increasing Lenders shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the Lenders that are not Increasing Lenders, as shall be necessary in order to cause each Lender to hold its Pro Rata Share (after giving effect to the Revolver Increase and the application of such amounts to make payments to such Lenders) of the Multicurrency Revolving Loans and the participations in the Letters of Credit and Swing Line Loans.

3. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, each of Company and European Holdco hereby represents and warrants to Administrative Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

(a) Each of Company and European Holdco the corporate or other organizational power and authority to execute and deliver this Amendment and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment.

(b) Each of Company and European Holdco has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Second Amendment Effective Date as though made on and as of the Second Amendment Effective Date (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d) Each of Company’s and European Holdco’s execution, delivery and performance of this Amendment and the agreements, documents and instruments executed and delivered pursuant to this Amendment do not and will not (i) contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of any Credit Party or (iv) require any approval of stockholders or any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given.

(e) No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Second Amendment Effective Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Amendment or the performance of the obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Amendment or any agreements, documents and instruments executed and delivered pursuant to this Amendment.

(f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist immediately after giving effect to this Amendment.

4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the Business Day (the “Second Amendment Effective Date”) each of the following conditions precedent is satisfied:

(a) Execution and Delivery of Amendment. Administrative Agent (or its counsel) shall have received from (A) Lenders constituting (i) the Required Lenders and (ii) each Increasing Lender and (B) Company and European Holdco either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Execution and Delivery of Officer’s Certificate. Administrative Agent shall have received a certificate of a Responsible Officer of Company and European Holdco certifying that the representations and warranties set forth in Section 3 of the Amendment are true and correct in all material respects as of the Second Amendment Effective Date except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties were true and correct in all material respects as of such specified date; no Event of Default or Unmatured Event of Default has occurred and is continuing after giving effect to the Amendment; and the conditions of Section 4 of the Amendment have been fully satisfied.

(c) Reaffirmation Agreement. Administrative Agent shall have received a duly executed copy of the Reaffirmation Agreement executed by each Credit Party other than Company and European Holdco in form and substance acceptable to Administrative Agent.

(d) Multicurrency Revolving Notes. Borrowers shall have duly executed and delivered to Administrative Agent, if requested, the Multicurrency Revolving Notes payable to the order of each applicable Multicurrency Revolving Lender listed on Schedule 1.1 hereto in the amount of their respective Multicurrency Revolving Commitments after giving effect to this Amendment, all of which shall be in full force and effect;

(e) Opinions of Counsel. Administrative Agent shall have received from (i) Baker & Hostetler LLP, special counsel to Company and Gary Martz, general counsel of Company, and (ii) local counsel to Administrative Agent and/or European Holdco (as is customary in Spain), an opinion addressed to Administrative Agent and each of the Lenders and dated the Second Amendment Effective Date, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(f) Secretary’s Certificate. Administrative Agent shall have received from Company and European Holdco, a certificate, dated the Second Amendment Effective Date, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer), of such Credit Party, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in form and substance reasonably satisfactory to Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organizational Documents) of such Credit Party (or a statement that such documents have not been modified since March 2, 2005) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organizational Documents)) shall be reasonably satisfactory to Administrative Agent;

(g) Good Standing. Administrative Agent shall have received a good standing certificate or certificate of status or comparable certificate of Company from the Secretary of State of Delaware;

(h) Adverse Change. On the Second Amendment Effective Date, both before and after giving effect to the Amendment, there shall be no facts, events or circumstances then existing and nothing shall have occurred which shall have come to the attention of any of the Lenders which constitutes a Material Adverse Effect;

(i) Litigation. No action, suit or proceeding (including, without limitation, any inquiry or investigation) by any entity (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened against Company or any of its Subsidiaries or with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), or which Administrative Agent shall determine would reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall remain effective or a hearing therefor remain pending or noticed with respect to the Credit Agreement, or any documentation executed in connection therewith or the transactions contemplated thereby (including, without limitation, this Amendment), the effect of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(j) Fees. Company shall have paid (i) such fees to Administrative Agent for distribution to the Increasing Lenders as previously agreed by Company and Administrative Agent, (ii) to Administrative Agent and the Lenders all reasonable costs, fees and expenses (including, without limitation, legal fees and expenses of Winston & Strawn LLP and the reasonable costs, fees and expenses referred to in Section 5(a)) payable to Administrative Agent or any other collateral agent or trustee acting for the benefit of the Lenders, as the case may be, and the Lenders to the extent then due, and (iii) all fees due and payable pursuant to the Fee Letter dated October 18, 2006 between Company and Administrative Agent and Lead Arranger;

(k) Representations and Warranties. The representations and warranties contained in this Amendment, the Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Second Amendment Effective Date as though made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(l) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

5. Miscellaneous. The parties hereto hereby further agree as follows:

(a) Costs, Expenses and Taxes. Company hereby agrees to pay all reasonable fees, costs and expenses of Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn LLP, counsel to Administrative Agent.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

(c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

(d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e) Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE

NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f) Binding Effect. This Amendment shall be binding upon, and inure to the benefit of, Borrowers, Administrative Agent, the Lenders and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders.

(g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. On and after the Second Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. Company and European Holdco acknowledge and agree that this Amendment constitutes a “Loan Document” for purposes of the Credit Agreement, including, without limitation, Section 10.1 of the Credit Agreement. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 12.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREIF, INC

By:	/S/ JOHN K. DIEKER
Name:	John K. Dieker
Title:	Vice President and Treasurer

GREIF SPAIN HOLDINGS, S.L.

By:	/S/ ROBERT A. YOUNG
Name:	Robert A. Young
Title:	Managing Director

Grief Second Amendment to

Credit Agreement

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DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent

By:	/S/ SUSAN LEFEVRE
Name:	Susan LeFevre
Title:	Director

By:	/S/ EVELYN THIERRY
Name:	Evelyn Thierry
Title:	Vice President

Grief Second Amendment to

Credit Agreement

KEYBANK NATIONAL ASSOCIATION		HUNTINGTON NATIONAL BANK

By:	/s/ Thomas J. Purcell	By:	/s/ John M. Luehmann
Name:	Thomas J. Purcell	Name:	John M. Luehmann
Title:	Senior Vice President	Title:	Vice President

JPMORGAN CHASE BANK, N.A.		FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:	/s/ Dana E. Jurgens	By:	/s/ Michael R. Zaksheske
Name:	Dana E. Jurgens	Name:	Michael R. Zaksheske
Title:	Vice President	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION		BANK OF AMERICA, N.A.

By:	/s/ Robert H. Friend	By:	/s/ Irene Bertozzi Bartenstein
Name:	Robert H. Friend	Name:	Irene Bertozzi Bartenstein
Title:	Vice President	Title:	Principal

ING CAPITAL LLC		NATIONAL CITY BANK

By:	/s/ Gil Kirkpatrick	By:	/s/ Marguerite C. Burtzlaff
Name:	Gil Kirkpatrick	Name:	Marguerite C. Burtzlaff
Title:	Director	Title:	Senior Vice President

THE NORTHERN TRUST COMPANY		PORTIS CAPITAL CORP.

By:	/s/ Jeffrey P. Sullivan	By:	/s/ John W. Deegan
Name:	Jeffrey P. Sullivan	Name:	John W. Deegan
Title:	Vice President	Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Dwayne R. Finney	By:	/s/ Rainer R. Kraft
Name:	Dwayne R. Finney	Name:	Rainer R. Kraft
Title:	Senior Vice President	Title:	Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

		By:	/s/ Robert J. McArdle
		Name:	Robert J. McArdle
		Title:	Vice President

Grief Second Amendment to

Credit Agreement

Schedule 1.1(a)

Lenders	Multicurrency Revolving Commitment
Deutsche Bank AG New York Branch	US$43,000,000
Keybank National Association	US$43,000,000
Bank of America, N.A.	US$41,000,000
National City Bank	US$41,000,000
Fortis Capital Corp	US$38,000,000
U.S. Bank N.A.	US$38,000,000
Fifth Third Bank	US$35,000,000
Huntington National Bank	US$35,000,000
JP Morgan Chase Bank, N.A.	US$35,000,000
ING Capital LLC	US$33,000,000
Citizens Bank of Pennsylvania	US$27,000,000
HSBC Bank USA, National Association	US$22,000,000
The Northern Trust Company	US$19,000,000
Total	US$450,000,000